Exhibit 3.6

NUMBER		SHARES
*PRA1*	SPIRIT REALTY CAPITAL, INC.
THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, N.Y.	INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND	SEE REVERSE FOR IMPORTANT NOTICE ON TRANSFER RESTRICTIONS AND OTHER INFORMATION
CUSIP 84860W 201

THIS CERTIFIES THAT

**SPECIMEN**

IS THE OWNER OF

FULLY PAID AND NONASSESSABLE SHARES OF 6.000% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK, PAR VALUE $0.01 PER SHARE, OF

Spirit Realty Capital, Inc.

(the “Company”) transferable on the books of the Company by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter and bylaws of the Company and any amendments or supplements thereto. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed on its behalf by its duly authorized officers.

DATED

Countersigned and Registered:	American Stock Transfer & Trust Company, LLC
	(New York, NY) Transfer Agent and Registrar			(SEAL)
Executive Vice President and Chief Financial Officer

[Seal]
By:
Authorized Signature			Corporate Secretary

SPIRIT REALTY CAPITAL, INC.

IMPORTANT NOTICE

Classes of Stock

THE COMPANY IS AUTHORIZED TO ISSUE CAPITAL STOCK OF MORE THAN ONE CLASS OR SERIES, CONSISTING OF COMMON STOCK AND ONE OR MORE CLASSES OR SERIES OF PREFERRED STOCK. THE BOARD OF DIRECTORS IS AUTHORIZED TO DETERMINE THE PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF ANY CLASS OR SERIES OF THE PREFERRED STOCK BEFORE THE ISSUANCE OF SHARES OF SUCH CLASS OR SERIES OF PREFERRED STOCK. THE COMPANY WILL FURNISH, WITHOUT CHARGE, TO ANY STOCKHOLDER MAKING A WRITTEN REQUEST THEREFOR, A COPY OF THE COMPANY’S CHARTER AND A FULL WRITTEN STATEMENT OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES, CONVERSION OR OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE COMPANY HAS THE AUTHORITY TO ISSUE AND, IF THE COMPANY IS AUTHORIZED TO ISSUE ANY PREFERRED OR SPECIAL CLASS IN SERIES, (i) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT SET, AND (ii) THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. REQUESTS FOR SUCH WRITTEN STATEMENT MAY BE DIRECTED TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE.

Restriction on Ownership and Transfer

THE SHARES OF THE COMPANY’S 6.000% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK (“SERIES A PREFERRED STOCK”) REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE COMPANY’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE ARTICLES SUPPLEMENTARY FOR THE SERIES A PREFERRED STOCK, (I) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF THE COMPANY’S SERIES A PREFERRED STOCK IN EXCESS OF THE SERIES A OWNERSHIP LIMIT UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (II) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK (INCLUDING, WITHOUT LIMITATION, SERIES A PREFERRED STOCK) OF THE COMPANY IN EXCESS OF THE AGGREGATE STOCK OWNERSHIP LIMIT, UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (III) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SERIES A PREFERRED STOCK THAT, TAKING INTO ACCOUNT OTHER CAPITAL STOCK OF THE COMPANY BENEFICIALLY OR CONSTRUCTIVELY OWNED BY SUCH PERSON, WOULD RESULT IN THE COMPANY BEING “CLOSELY HELD” UNDER SECTION 856(H) OF THE CODE OR OTHERWISE CAUSE THE COMPANY TO FAIL TO QUALIFY AS A REIT; AND (IV) NO PERSON MAY TRANSFER SHARES OF SERIES A PREFERRED STOCK IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK OF THE COMPANY BEING OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF SERIES A PREFERRED STOCK WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF SERIES A PREFERRED STOCK IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE COMPANY. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP SET FORTH IN (I) THROUGH (III) ABOVE ARE VIOLATED, THE SHARES OF SERIES A PREFERRED STOCK IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS WILL BE AUTOMATICALLY TRANSFERRED TO A TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, THE COMPANY MAY TAKE OTHER ACTIONS, INCLUDING REDEEMING SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE AND ABSOLUTE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL TERMS IN THIS LEGEND WHICH ARE DEFINED IN THE ARTICLES SUPPLEMENTARY FOR THE SERIES A PREFERRED STOCK SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN SUCH ARTICLES SUPPLEMENTARY, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF SERIES A PREFERRED STOCK ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE.

Keep this Certificate in a safe place. If it is lost, stolen, or destroyed, the Company will require a bond of indemnity as a condition to the issuance of a replacement certificate.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT		Custodian
TEN ENT	-	as tenants by the entireties		(Custodian)		(Minor)
JT TEN	-	as joint tenants with right of		under Uniform Gifts to Minors Act of
survivorship and not as tenants
		in common		(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, DOES HEREBY SELL, ASSIGN AND TRANSFER UNTO

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)

shares of 6.000% Series A Cumulative Redeemable Preferred Stock represented by the within Certificate and does hereby irrevocably constitute and appoint to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated

X

X

	NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAMES AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
Signature(s) Guaranteed

By
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.